UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 14, 2019 (May 10, 2019)

Gladstone Land Corporation

(Exact Name of Registrant as Specified in Charter)

Maryland	001-35795	54-1892552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1521 Westbranch Drive, Suite 100, McLean, Virginia 22102

(Address of Principal Executive Offices) (Zip Code)

(703) 287-5800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	LAND	The Nasdaq Stock Market, LLC

6.375% Series A Cumulative Redeemable Preferred Stock, par value $0.001 per share	LANDP	The Nasdaq Stock Market, LLC

Item 1.01. Entry into a Material Definitive Agreement

On May 10, 2019, Gladstone Land Corporation (the “Company”), through a wholly-owned subsidiary of Gladstone Land Limited Partnership (the “Operating Partnership”), entered into an agreement of purchase and sale (the “Agreement”) with an unrelated third party (the “Seller”). The Agreement provides for the purchase of multiple parcels of land located in Florida (the “Property”). The Property has been historically utilized for citrus and vegetable farming and is now utilized for multiple purposes. Subject to certain credits and debits as set forth in the Agreement, the aggregate purchase price of the Property is expected to consist of (i) $54.5 million in cash and (ii) 288,303 units of limited partnership interests in the Operating Partnership.

The acquisition of the Property is subject to customary terms and conditions and termination rights for transactions of this type, including a due diligence inspection period for the Company. The transaction is expected to close during the three months ending September 30, 2019. However, there can be no assurance that this prospective acquisition will be consummated by a certain time, or at all.

Certain statements in this filing, including, but not limited to, the Company’s ability to consummate the prospective acquisition, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company’s current plans that are believed to be reasonable as of the date of this filing. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Land Corporation

May 14, 2019	By:	/s/ Lewis Parrish
Lewis Parrish
Chief Financial Officer